UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 30, 2013, notice was provided to investors that National Rural Utilities Cooperative Finance Corporation (“CFC”) will redeem $300 million of its $900 million, 5.50 percent, Collateral Trust Bonds due 2013 (“Collateral Trust Bonds”) on March 1, 2013. The Collateral Trust Bonds are identified by CUSIP number 637432LM5.

The Collateral Trust Bonds will be redeemed at a price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the fixed rate bonds being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as determined on February 26, 2013, plus 30 basis points for the fixed rate bonds, plus in each case accrued interest to the redemption date.  Based on this calculation, CFC expects to pay a premium to redeem the Collateral Trust Bonds, which is estimated to be approximately $5 million. The redemption is being effected to reduce the $900 million maturity amount of the Collateral Trust Bonds due July 1, 2013. The principal and accrued distributions at the redemption date will be paid with a combination of cash on hand and other sources of liquidity including issuance of commercial paper.

In addition, in January 2013, CFC made a one-time $13 million payment to its National Rural Electric Cooperative Association (“NRECA”) sponsored Retirement Security Plan under a voluntary accelerated funding option introduced by the NRECA in January 2013.  CFC’s voluntary contribution results in a reduction of approximately 25 percent to CFC’s 2013 premium rate and establishes a new baseline for future pension plan premiums.

Certain comments made in this Form 8-K are forward-looking. Such statements are based on certain assumptions regarding future business and financial performance, describe our future plans, strategies and expectations and are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “expects” and similar expressions, and include the estimated amount we will pay as a premium to redeem the Collateral-Trust Bonds. All statements about future expectations or projections are forward-looking statements. Although we believe that the expectations reflected in such statements are based on reasonable assumptions, actual results and performance could materially differ. Information regarding the factors which could cause actual results to materially differ is included in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  February 4, 2013